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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF MERCURY INTERACTIVE CORPORATION

                                                                JURISDICTION OF
SUBSIDIARY LEGAL NAME                                            INCORPORATION
---------------------                                           ----------------
Mercury Interactive Brasil Limitada                                  Brazil
Mercury Interactive Canada, Inc.                                     Canada
M/2/SP - Mercury MSP Corporation                                    Delaware
Mercury Interactive Aps                                             Denmark
Mercury Interactive Oy                                              Finland
Mercury Interactive (Hong Kong) Limited                             Hong Kong
Mercury Interactive (Israel) Limited                                 Israel
 Mercury Interactive (Australia) Pty Ltd. (1)                       Australia
 Mercury Interactive (Israel) Services Ltd                           Israel
 Mercury Interactive (Israel) Holdings Limited                       Israel
Mercury Interactive Srl (2)                                          Italy
Mercury Interactive Japan K.K.                                       Japan
Mercury Interactive (Korea) Co. Ltd.                                 Korea
Mercury Interactive B.V.                                          Netherlands
Mercury Interactive (Luxembourg) S.A.                             Luxembourg
Mercury Interactive (Europe) B.V.                                 Netherlands
 Mercury Interactive France SARL                                    France
 Mercury Interactive Germany GmbH                                   Germany
 Mercury Interactive (UK) Limited                                United Kingdom
Mercury Interactive (Singapore) Pte Ltd.                            Singapore
Mercury Interactive SA (Pty) Ltd.                                 South Africa
Mercury Interactive S.L. Unipersonal                                 Spain
Mercury Interactive Nordic AB                                        Sweden
Mercury Interactive Switzerland                                    Switzerland
Freshwater Software, Inc.                                          California
 Freshwater Software International, Inc.                            Delaware

(1) 50% interest owned by Mercury Interactive Corporation and 50% interest owned by Mercury Interactive (Israel) Limited
(2) 95% interest owned by Mercury Interactive Corporation and 5% interest owned by Mercury Interactive B.V.